Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Euro RSCG Life NRP
Michelle Faulkner	Emily Poe — financial media
Manager, Corporate Communications	(212) 845-4266
(781) 860-8414	emily.poe@eurorscg.com
michelle.faulkner@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES A 35% CUBICIN® REVENUE INCREASE

FROM SECOND QUARTER 2004 RESULTS

Earnings Conference Call & Webcast  (With Slides) Scheduled for Wednesday at 10:30 am ET

Lexington, MA, October 25, 2004 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced $18.0 million in revenue for its flagship antibiotic product Cubicin® (daptomycin for injection) during the third full quarter since launch.  This is an increase of 35%, or $4.7 million, from second quarter 2004 CUBICIN revenue.

Michael W. Bonney, President and CEO stated, “We continue to take great pride in the successful launch of CUBICIN and are extremely pleased to report these strong revenues to you today before the sales estimates are reported by the third parties who monitor pharmaceutical sales.”

The previously announced earnings conference call and webcast is scheduled for this Wednesday.  Details are included below.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Wednesday October 27, 2004 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 404-1354

LIVE INTERNATIONAL CALL-IN:  (706) 643-0825

24-HOUR REPLAY DOMESTIC & CANADA:  (800) 642-1687 (#5388026)

24-HOUR REPLAY INTERNATIONAL:  (706) 645-9291 (#5388026)

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:  www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that meet unmet medical needs.  In the U.S., Cubist markets Cubicin® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. proven effective with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic currently in the second of two Phase 2 trials to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xi) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and Cubicin are registered trademarks of Cubist Pharmaceuticals, Inc.;  HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com